AMENDMENT NO. 2 TO DECLARATION OF TRUST
FOR
RIDGEWOOD ELECTRIC POWER TRUST V

	This AMENDMENT NO. 2 to the Declaration of Trust for Ridgewood Electric Power Trust V (the "Amendment") is made as of December 31, 1997 by Ridgewood Energy Holding Corporation, a Delaware corporation which is the "Corporate Trustee" of the trust estate known as Ridgewood Electric Power Trust V (the "Trust").

	WHEREAS, the Declaration of Trust of the Trust, dated April 12, 1996, has been amended by Amendment No. 1, dated July 19,
1996 (as so amended, the "Declaration"), and provides that the Trust shall accept not more than $75,000,000 of capital contributions in its initial offering of shares, and

	WHEREAS, the Trust believes that it will receive subscriptions for capital contributions in excess of $75,000,000 in the current offering, and that accepting additional subscriptions will benefit the Trust and its investors by allowing the purchase of larger interests in electric power and other projects, the purchase of more interests in projects and thus additional diversification, and will enhance the Trust's ability to purchase interests in the anticipated large number of electric generating facilities being divested by utility owners in the process of industry deregulation,

	WHEREAS, Section 15.8 of the Declaration empowers the Corporate Trustee to make amendments to the Declaration "that will not materially and adversely affect the interest of any Investor" without notice to or approval of the beneficiaries of the Trust,

	NOW, THEREFORE, the Corporate Trustee finds that the changes made by this Amendment will not materially and adversely affect the interest of any Investor and amends the Declaration as follows, effective December 30, 1997:

	A. Section 1.6 of the Declaration is amended by replacing the number "$75,000,000" to "$90,000,000."

	B. Any other references in the Declaration to a maximum capital contribution amount of $75,000,000 are replaced by a maximum capital contribution amount of $90,000,000.

	IN WITNESS WHEREOF, the undersigned have signed this Amendment as of December 30, 1997.


			RIDGEWOOD ENERGY HOLDING CORPORATION,
			  Corporate Trustee


			By:  /s/Robert E. Swanson
			     Robert E. Swanson, President

Acknowledged:

RIDGEWOOD POWER CORPORATION,
 Managing Shareholder


By:  /s/Robert E. Swanson
    Robert E. Swanson, President